United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 4, 2014 (September 2, 2014)

Commission File No.	Exact Name of Registrant as Specified in its Charter and Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number

1-16681	The Laclede Group, Inc. 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

1-1822	Laclede Gas Company 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139

2-38960	Alabama Gas Corporation 2101 6TH Ave. North Birmingham, AL 35203-2707 205-326-8100	Alabama	63-0022000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement. (All Registrants as indicated)

Extension of Laclede Group and Laclede Gas Revolving Credit Facilities (Laclede Group; Laclede Gas)

As previously disclosed, on September 3, 2013, The Laclede Group, Inc. (“Laclede Group”) and Laclede Gas Company (“Laclede Gas”) each entered into a syndicated revolving credit facility pursuant to a loan agreement (collectively, the “Laclede Loan Agreements”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and several other participating banks. In addition, the Laclede Loan Agreement for Laclede Group was amended by a first amendment, dated as of April 28, 2014 (the “First Amendment”), in connection with Laclede Group’s then pending acquisition of Alabama Gas Corporation (“Alagasco”).

Effective September 3, 2014, Laclede Group and Laclede Gas entered into extension agreements (the “Extension Agreements”) to extend the maturity date under the Laclede Loan Agreements for a period of one year to September 3, 2019 from September 3, 2018.

New Revolving Credit Facility (Alagasco; Laclede Group)

On September 2, 2014, upon Laclede Group’s acquisition of Alagasco as described in Item 2.01 below, Alagasco entered into a new syndicated revolving credit facility pursuant to a loan agreement (the “Alagasco Loan Agreement”) with Wells Fargo, as administrative agent, and several other participating banks. The initial borrowing under the Alagasco Loan Agreement was used to repay the approximately $15 million of borrowings outstanding under Alagasco’s existing credit agreement, dated as of October 30, 2012, with Bank of America, N.A., as administrative agent, and several other participating banks, which was terminated in connection with the closing of the Alagasco Loan Agreement.

The Alagasco Loan Agreement is for a term of five years ending September 2, 2019, but Alagasco may request up to two one-year extensions. The Alagasco Loan Agreement contains affirmative and negative covenants customary for agreements of this type, including, among other things, limitations on certain types of acquisitions, investments and sales of property. The Alagasco Loan Agreement also contains financial covenants limiting Alagasco’s consolidated debt to 70% of Alagasco’s consolidated capitalization. The calculation is more specifically described in the Alagasco Loan Agreement. The Alagasco Loan Agreement also contains customary events of default, including, without limitation, payment defaults, covenant defaults, material inaccuracy of representations and warranties, certain events of bankruptcy and insolvency, cross defaults to certain other agreements and the entry of certain judgments not appealed or satisfied.

Under the Alagasco Loan Agreement, at Alagasco’s option, borrowings will bear interest at either (i) the highest of (a) Wells Fargo Bank’s prime rate, (b) the federal funds rate plus 0.50% and (c) one-month LIBOR plus 1.00% plus a margin of 0.0% to 0.500% (depending on Alagasco’s credit rating) (the “Adjusted Base Rate”), or (ii) LIBOR plus a margin of 0.875% to 1.50% (depending on Alagasco’s credit rating). At Alagasco’s option, swingline loans will bear interest at either (i) the Adjusted Base Rate or (ii) the one-month LIBOR market index rate plus a margin determined by Alagasco’s credit rating. Fees are payable on letters of credit at the same margin that is applicable to LIBOR loans. Other fees may also be charged by the bank that issues a letter of credit. Borrowings under the Alagasco Loan Agreement will be due within no more than 364 days.

Alagasco has paid an upfront fee to the banks for the Alagasco Loan Agreement, and, during its term, Alagasco will pay the banks a commitment fee on the unused portion of the available credit.

The Alagasco Loan Agreement has a credit commitment of $150 million. Under certain terms and conditions, Alagasco may request an increase of up to $50 million in the credit commitments. The Alagasco Loan Agreement also provides for letters of credit in an aggregate amount up to $15 million, and swingline loans in an aggregate amount up to $15 million. Letters of credit and swingline loans will constitute usage under the Alagasco Loan Agreement. Alagasco expects to use the Alagasco Loan Agreement for working capital and general corporate purposes, including short-term borrowings and letters of credit.

The representations and warranties, covenants, events of default, pricing terms, fees and other terms and conditions of the Alagasco Loan Agreement are substantially similar to those contained in the Laclede Loan Agreements.

Additional Information (All Registrants)

Laclede Group, Laclede Gas, Alagasco and their affiliates have or may have customary banking relationships with one or more of the banks party to the Laclede Loan Agreements and the Alagasco Loan Agreement for the provision of a variety of financial services, including commercial paper dealer, indenture trustee for outstanding first mortgage bonds, senior notes or subordinated notes, and pension fund, cash management, investment banking, and lockbox services, none of which are material individually or in the aggregate with respect to any individual party.

The foregoing descriptions of the Alagasco Loan Agreement, the Laclede Loan Agreements, the First Amendment and the Extension Agreements are qualified in their entirety by reference to the full text of such agreements. Copies of the Alagasco Loan Agreement and the Extension Agreements are filed herewith as Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K, copies of the Laclede Loan Agreements are filed as Exhibits 10.20 and 10.12, respectively, to Laclede Group’s and Laclede Gas’ Annual Reports on Form 10-K for the twelve months ended September 30, 2013, each as amended, and a copy of the First Amendment is filed as Exhibit 10.1 to Laclede Group’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, all of which are fully incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement. (Alagasco only)

As noted in Item 1.01 above, the Alagasco Loan Agreement replaced Alagasco’s existing credit agreement, dated as of October 30, 2012, with Bank of America, N.A., as administrative agent, and several other participating banks, which was terminated on September 2, 2014 in connection with the closing of the Alagasco Loan Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets. (Laclede Group only)

As previously disclosed, on April 5, 2014, Laclede Group entered into a Stock Purchase Agreement (the “SPA”) to acquire from Energen Corporation (“Energen”) all of the outstanding shares of stock of Alagasco (the “Acquisition”). On September 2, 2014, Laclede Group and Energen completed the Acquisition for an aggregate purchase price of $1.6 billion, including the assumption of approximately $250 million of long-term debt, including the current portion, with an effective time under the SPA of 11:59 p.m. on August 31, 2014. The purchase price is subject to certain post-closing adjustments in accordance with the terms of the SPA. Laclede Group funded the purchase price with cash on hand, including approximately $619 million of net proceeds from its August sale of senior notes, approximately $600 million of net proceeds from its June sale of equity units and common stock and cash from operations.

The foregoing description of the SPA is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 2.1 to Laclede Group’s Current Report on Form 8-K filed on April 5, 2014 and is fully incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant. (Alagasco only)

The information set forth under Item 1.01 above is incorporated herein by reference. As noted therein, the initial borrowing under the Alagasco Loan Agreement was used to repay the outstanding borrowings under Alagasco’s prior credit agreement in connection with its termination.

Item 4.01	Change in Registrant’s Certifying Accountant. (Alagasco only)

On September 2, 2014, the audit committee of Laclede Group’s board of directors, which functions as the audit committee for Alagasco, dismissed PricewaterhouseCoopers LLP (“PwC”) as Alagasco’s independent registered public accounting firm. The reports of PwC on the financial statements for the fiscal years ended December 31, 2013 and 2012 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During Alagasco’s fiscal years ended December 31, 2013 and 2012 and in the subsequent period through September 2, 2014, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference to the subject matter of the disagreements in connection with its audit report on the financial statements for such year, nor were there any “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, promulgated under the Exchange Act, except for the material weakness in Alagasco’s internal control over financial reporting as described by Alagasco in Item 4 of the Alagasco’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

Alagasco provided PwC with a copy of this disclosure in Item 4.01 and requested that PwC furnish a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of PwC’s letter dated September 3, 2014 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

In connection with the Acquisition, effective September 2, 2014, the audit committee of Laclede Group’s board of directors engaged Deloitte & Touche LLP (“Deloitte”) and dismissed PwC as Alagasco’s independent registered accounting firm to audit Alagasco’s consolidated financial statements for the transitional nine-month period ending September 30, 2014. The transitional nine-month period arose from Alagasco’s election on September 2, 2014 to change its fiscal year-end from December 31 to September 30. Deloitte currently serves as the independent registered public accounting firm for Laclede Group and Laclede Gas and previously audited the financial statements of Laclede Group and Laclede Gas as of and for the fiscal years ended September 30, 2013 and 2012.

During the two most recent fiscal years and through September 2, 2014, the date of the engagement of Deloitte, neither Alagasco nor any person on its behalf has consulted with Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Alagasco’s financial statements, and neither a written report was provided to Alagasco or oral advice was provided that Deloitte concluded was an important factor considered by Alagasco in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are described in Items 304(a)(1)(iv) and the related instructions to S-K 304 or 304(a)(1)(v), respectively, of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 5.01	Changes in Control of Registrant. (Alagasco only)

Effective as of 11:59 p.m. on August 31, 2014, in accordance with the SPA and pursuant to the Acquisition, a change of control of Alagasco occurred, whereby Laclede Group acquired 100% of the outstanding shares of Alagasco from Energen and thereby assumed control of Alagasco. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.03	Change in Fiscal Year (Alagasco only)

On September 2, 2014, Alagasco’s board of directors adopted an amendment to Alagasco’s by-laws to change Alagasco’s fiscal year-end from December 31 to September 30. Alagasco’s report covering the transition period beginning January 1, 2014 and ending September 30, 2014 will be filed on Form 10-K.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. (Laclede Group only)

The audited financial statements of Alagasco required by Item 9.01(a) of Form 8-K were previously reported in Exhibit 99.1 to Laclede Group’s Current Report on Form 8-K filed on June 3, 2014 (File No. 001-16681).

The unaudited consolidated condensed financial statements of Alagasco required by Item 9.01(a) of Form 8-K were previously reported in Exhibit 99.2 to Laclede Group’s Current Report on Form 8-K filed on June 3, 2014 (File No. 001-16681).

(b) Pro Forma Financial Information. (Laclede Group only)

The unaudited pro forma financial information required by Item 9.01(b) of Form 8-K was previously reported in Exhibit 99.2 to Laclede Group’s Current Report on Form 8-K filed on August 12, 2014 (File No. 001-16681).

(d) Exhibits. (All Registrants)

The following exhibits are filed as part of this report:

16.1	Letter, dated September 3, 2014, of PricewaterhouseCoopers LLP.

99.1	Loan Agreement, dated as of September 2, 2014, as amended, by and among Alabama Gas Corporation and the several banks party thereto, including Wells Fargo Bank, National Association, as administrative agent.

99.2	First Extension Agreement, dated as of September 3, 2014, to Loan Agreement, dated September 3, 2013, as amended, by and among The Laclede Group, Inc. and the several banks party thereto, including Wells Fargo Bank, National Association, as administrative agent.

99.3	First Extension Agreement, dated as of September 3, 2014, to Loan Agreement, dated September 3, 2013, as amended, by and among Laclede Gas Company and the several banks party thereto, including Wells Fargo Bank, National Association, as administrative agent.

Forward Looking Statements

This Current Report on Form 8-K may include certain statements concerning expectations for the future, including statements regarding the anticipated benefits and other aspects of the transactions described above, that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control, including the risk that the anticipated benefits from the transactions cannot be fully realized. An extensive list of factors that can affect future results are discussed in the registrants’

most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and other documents filed by the registrants from time to time with the Securities and Exchange Commission. The registrants undertake no obligation to update or revise any forward-looking statement to reflect new information or events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.

Date: September 4, 2014	By:	/s/ Steven P. Rasche
Steven P. Rasche Executive Vice President, Chief Financial Officer

LACLEDE GAS COMPANY

Date: September 4, 2014	By:	/s/ Steven P. Rasche
Steven P. Rasche Chief Financial Officer

ALABAMA GAS CORPORATION

Date: September 4, 2014	By:	/s/ Steven P. Rasche
Steven P. Rasche Chief Financial Officer

Exhibit Index

Number	Exhibit

16.1	Letter, dated September 3, 2014, of PricewaterhouseCoopers LLP.

99.1	Loan Agreement, dated as of September 2, 2014, as amended, by and among Alabama Gas Corporation and the several banks party thereto, including Wells Fargo Bank, National Association, as administrative agent.

99.2	First Extension Agreement, dated as of September 3, 2014, to Loan Agreement, dated September 3, 2013, as amended, by and among The Laclede Group, Inc. and the several banks party thereto, including Wells Fargo Bank, National Association, as administrative agent.

99.3	First Extension Agreement, dated as of September 3, 2014, to Loan Agreement, dated September 3, 2013, as amended, by and among Laclede Gas Company and the several banks party thereto, including Wells Fargo Bank, National Association, as administrative agent.